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                                                           EXHIBIT 4.1


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                                CAPSTAR HOTEL COMPANY
                                     $200,000,000


                                SERIES A AND SERIES B
                       83/4% SENIOR SUBORDINATED NOTES DUE 2007



                                      INDENTURE

                             DATED AS OF AUGUST 19, 1997




                          IBJ SCHRODER BANK & TRUST COMPANY

                                       TRUSTEE



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                                  TABLE OF CONTENTS

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ARTICLE 1

DEFINITIONS AND INCORPORATION
BY REFERENCE................................................................  1

    SECTION 1.1    DEFINITIONS..............................................  1
    SECTION 1.2    OTHER DEFINITIONS........................................ 14
    SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT........ 14
    SECTION 1.4    RULES OF CONSTRUCTION.................................... 15

ARTICLE 2

THE NOTES................................................................... 15

    SECTION 2.1    FORM AND DATING.......................................... 15
    SECTION 2.2    EXECUTION AND AUTHENTICATION............................. 16
    SECTION 2.3    REGISTRAR AND PAYING AGENT............................... 16
    SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST...................... 17
    SECTION 2.5    HOLDERS LISTS............................................ 17
    SECTION 2.6    TRANSFER AND EXCHANGE.................................... 17
    SECTION 2.7    REPLACEMENT NOTES........................................ 18
    SECTION 2.8    OUTSTANDING NOTES........................................ 18
    SECTION 2.9    TREASURY NOTES........................................... 19
    SECTION 2.10   TEMPORARY NOTES.......................................... 19
    SECTION 2.11   CANCELLATION............................................. 19
    SECTION 2.12   DEFAULTED INTEREST....................................... 19
    SECTION 2.13   RECORD DATE.............................................. 20
    SECTION 2.14   CUSIP NUMBER............................................. 20
    SECTION 2.15   RESTRICTIVE LEGENDS...................................... 20
    SECTION 2.16   BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY................ 21
    SECTION 2.17   SPECIAL TRANSFER PROVISIONS.............................. 22

ARTICLE 3

REDEMPTIONS AND OFFERS TO PURCHASE.......................................... 24

    SECTION 3.1    NOTICES TO TRUSTEE....................................... 24
    SECTION 3.2    SELECTION OF NOTES TO BE REDEEMED OR PURCHASED........... 24
    SECTION 3.3    NOTICE OF REDEMPTION..................................... 25
    SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION........................... 25
    SECTION 3.5    DEPOSIT OF REDEMPTION PRICE.............................. 26
    SECTION 3.6    NOTES REDEEMED IN PART................................... 26
    SECTION 3.7    OPTIONAL REDEMPTION...................................... 26
    SECTION 3.8    MANDATORY REDEMPTION..................................... 27


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    SECTION 3.9    OFFER TO PURCHASE BY APPLICATION OF EXCESS
                   PROCEEDS...... 27

ARTICLE 4

COVENANTS................................................................... 29

    SECTION 4.1    PAYMENT OF NOTES......................................... 29
    SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY.......................... 29
    SECTION 4.3    SEC REPORTS.............................................. 30
    SECTION 4.4    COMPLIANCE CERTIFICATE................................... 30
    SECTION 4.5    TAXES.................................................... 31
    SECTION 4.6    STAY, EXTENSION AND USURY LAWS........................... 31
    SECTION 4.7    LIMITATION ON RESTRICTED PAYMENTS........................ 31
    SECTION 4.8    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                   AFFECTING RESTRICTED SUBSIDIARIES........................ 34
    SECTION 4.9    LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF
                   CERTAIN CAPITAL STOCK.................................... 34
    SECTION 4.10   LIMITATION ON SALE OF ASSETS............................. 36
    SECTION 4.11   LIMITATION ON TRANSACTIONS WITH AFFILIATES............... 37
    SECTION 4.12   LIMITATION ON LIENS...................................... 38
    SECTION 4.13   CORPORATE EXISTENCE...................................... 38
    SECTION 4.14   CHANGE OF CONTROL........................................ 38
    SECTION 4.15   SUBSIDIARY GUARANTEES.................................... 39
    SECTION 4.16   LINE OF BUSINESS......................................... 40
    SECTION 4.17   PAYMENTS FOR CONSENT..................................... 40
    SECTION 4.18   NO SENIOR SUBORDINATED DEBT.............................. 40

ARTICLE 5

SUCCESSORS.................................................................. 40

    SECTION 5.1    WHEN THE COMPANY MAY MERGE, ETC.......................... 40
    SECTION 5.2    SUCCESSOR SUBSTITUTED.................................... 41

ARTICLE 6

DEFAULTS AND REMEDIES....................................................... 41

    SECTION 6.1    EVENTS OF DEFAULT........................................ 41
    SECTION 6.2    ACCELERATION............................................. 43
    SECTION 6.3    OTHER REMEDIES........................................... 44
    SECTION 6.4    WAIVER OF PAST DEFAULTS.................................. 44
    SECTION 6.5    CONTROL BY MAJORITY...................................... 44
    SECTION 6.6    LIMITATION ON SUITS...................................... 44
    SECTION 6.7    RIGHTS OF HOLDERS TO RECEIVE PAYMENT..................... 45
    SECTION 6.8    COLLECTION SUIT BY TRUSTEE............................... 45


                                         -ii-
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    SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM......................... 45
    SECTION 6.10   PRIORITIES............................................... 46
    SECTION 6.11   UNDERTAKING FOR COSTS.................................... 46

ARTICLE 7

TRUSTEE..................................................................... 46

    SECTION 7.1    DUTIES OF TRUSTEE........................................ 46
    SECTION 7.2    RIGHTS OF TRUSTEE........................................ 47
    SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE............................. 48
    SECTION 7.4    TRUSTEE'S DISCLAIMER..................................... 48
    SECTION 7.5    NOTICE OF DEFAULTS....................................... 48
    SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS............................ 49
    SECTION 7.7    COMPENSATION AND INDEMNITY............................... 49
    SECTION 7.8    REPLACEMENT OF TRUSTEE................................... 50
    SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC......................... 51
    SECTION 7.10   ELIGIBILITY; DISQUALIFICATION............................ 51
    SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                        COMPANY............................................. 51

ARTICLE 8

DISCHARGE OF INDENTURE...................................................... 51

    SECTION 8.1    DEFEASANCE AND DISCHARGE OF THIS INDENTURE AND THE
                   NOTES.................................................... 51
    SECTION 8.2    LEGAL DEFEASANCE AND DISCHARGE........................... 52
    SECTION 8.3    COVENANT DEFEASANCE...................................... 53
    SECTION 8.4    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE............... 53
    SECTION 8.5    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
                   TRUST; OTHER MISCELLANEOUS PROVISIONS.................... 55
    SECTION 8.6    REPAYMENT TO THE COMPANY................................. 55
    SECTION 8.7    REINSTATEMENT............................................ 56

ARTICLE 9

AMENDMENTS.................................................................. 56

    SECTION 9.1    WITHOUT CONSENT OF HOLDERS............................... 56
    SECTION 9.2    WITH CONSENT OF HOLDERS.................................. 57
    SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT...................... 58
    SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS........................ 58
    SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES......................... 58
    SECTION 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC.......................... 58

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ARTICLE 10

SUBORDINATION................................................................ 59

    SECTION 10.1   AGREEMENT TO SUBORDINATE................................. 59
    SECTION 10.2   LIQUIDATION; DISSOLUTION; BANKRUPTCY..................... 59
    SECTION 10.3   NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES............. 60
    SECTION 10.4   [THIS SECTION INTENTIONALLY OMITTED]..................... 60
    SECTION 10.5   ACCELERATION OF NOTES.................................... 61
    SECTION 10.6   WHEN DISTRIBUTION MUST BE PAID OVER...................... 61
    SECTION 10.7   NOTICE BY THE COMPANY.................................... 61
    SECTION 10.8   SUBROGATION.............................................. 61
    SECTION 10.9   RELATIVE RIGHTS.......................................... 61
    SECTION 10.10  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY............. 62
    SECTION 10.11  DISTRIBUTION OR NOTICE TO REPRESENTATIVE................. 62
    SECTION 10.12  RIGHTS OF TRUSTEE AND PAYING AGENT....................... 62
    SECTION 10.13  AUTHORIZATION TO EFFECT SUBORDINATION.................... 63
    SECTION 10.14  AMENDMENTS............................................... 63

ARTICLE 11

SUBSIDIARY GUARANTEES....................................................... 63

    SECTION 11.1   SUBSIDIARY GUARANTEES.................................... 63
    SECTION 11.2   WHEN A GUARANTOR MAY MERGE, ETC.......................... 64
    SECTION 11.3   LIMITATION OF GUARANTOR'S LIABILITY...................... 65
    SECTION 11.4   RELEASE OF A GUARANTOR................................... 65

ARTICLE 12

MISCELLANEOUS............................................................... 66

    SECTION 12.1   TRUST INDENTURE ACT CONTROLS............................. 66
    SECTION 12.2   NOTICES.................................................. 66
    SECTION 12.3   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.............. 67
    SECTION 12.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT....... 67
    SECTION 12.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION............ 67
    SECTION 12.6   RULES BY TRUSTEE AND AGENTS.............................. 68
    SECTION 12.7   LEGAL HOLIDAYS........................................... 68
    SECTION 12.8   RECOURSE AGAINST OTHERS.................................. 68
    SECTION 12.9   DUPLICATE ORIGINALS...................................... 68
    SECTION 12.10  GOVERNING LAW............................................ 68
    SECTION 12.11  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS............ 69
    SECTION 12.12  SUCCESSORS............................................... 69
    SECTION 12.13  SEVERABILITY............................................. 69
    SECTION 12.14  COUNTERPART ORIGINALS.................................... 69
    SECTION 12.15  TABLE OF CONTENTS, HEADINGS, ETC......................... 69


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                                       EXHIBITS

    Exhibit A Form of Note
    Exhibit B Form of Supplemental Indenture
    Exhibit C Form of Certificate to be Delivered in Connection with Transfers to Non-  QIB accredited Investors
    Exhibit D From of Certificate to be Delivered in Connection with Transfers
              Pursuant   to Regulation S

         INDENTURE dated as of August 19, 1997 between CapStar Hotel Company, a Delaware corporation (the "COMPANY"), and IBJ Schroder Bank & Trust Company, as trustee (the "TRUSTEE").

         Each of the Company and the Trustee agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 83/4% Series A Senior Subordinated Notes due 2007 of the Company (the "SERIES A NOTES") and the 83/4% Series B Senior Subordinated Notes due 2007 of the Company (the "SERIES B NOTES," and, together with the Series A Notes, the "NOTES").

                                      ARTICLE 1
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

         SECTION 1.1    DEFINITIONS.

         "ACQUIRED DEBT" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "AGENT" means any Registrar, Paying Agent or co-Registrar or agent for service of notices and demands.

         "ASSET SALE" means (i) the sale, lease (other than operating leases in respect of facilities which are ancillary to the operation of the Company's or a Restricted Subsidiary's Hospitality Related Business properties or assets), conveyance or other disposition of any property or assets of the Company or any Restricted Subsidiary (including by way of a sale and leaseback transaction),
(ii) the issuance or sale of Equity Interests of any of the Company's Restricted Subsidiaries or (iii) any Event of Loss, other than, with respect to clauses
(i), (ii) and (iii) above, the following: (1) the sale or disposition of personal property held for sale in the ordinary course of business, (2) the sale or disposal of damaged, worn out or other obsolete property in the ordinary course of business as long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable, (3) the transfer of assets by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company, (4) (A) the exchange of one or more lodging facilities and related assets held by the Company or a Restricted Subsidiary of the Company for one or more lodging facilities and related assets of any person or entity, PROVIDED, that if any other assets are received by the Company or such Restricted Subsidiary in such exchange, such other consideration is in cash or Cash Equivalents; PROVIDED, FURTHER, that such cash or Cash Equivalent consideration shall be deemed to be cash proceeds of an Asset Sale for the purposes of calculating "Net Proceeds" and applying Net Proceeds, if any, as described in Section 4.10 hereof, or (B) the issuance of OP Units or


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                                                                               2

Preferred OP Units as full or partial consideration for the acquisition of lodging facilities and related assets, PROVIDED, that the Board of Directors of the Company has determined that the terms of any exchange or acquisition are fair and reasonable and that the fair market value of the assets received by the Company, as set forth in an opinion of a Qualified Appraiser, are equal to or greater than the fair market value of the assets exchanged, sold or issued by the Company or a Restricted Subsidiary of the Company, (5) any Restricted Payment, permitted under Section 4.7 hereof, (6) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in compliance with the provisions of Section 4.14 and Article V hereof, (7) the conversion of or foreclosure or any mortgage or note, PROVIDED that the Company or a Restricted Subsidiary receives the real property underlying any such mortgage or note or (8) any transaction or series of related transactions that would otherwise be an Asset Sale where the fair market value of the assets, sold, leased, conveyed or otherwise disposed of was less than $5.0 million or an Event of Loss or related series of Events of Loss pursuant to which the aggregate value of property or assets involved in such Event of Loss or Events of Loss is less than $5.0 million.

         "ASSUMED INDEBTEDNESS" means, with respect to any specified Person:
(i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person, in each case excluding Indebtedness incurred in connection with, or in contemplation of such other Person merging with or into or becoming a Subsidiary of such specified Person.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office is located are authorized or obliged by law or executive order to close.

         "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above,
(iv) commercial paper or commercial paper master notes having a rating of at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. or at least A-2 or the equivalent thereof by Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition, (v) money market mutual funds that provide daily purchase and redemption features, and (vi) corporate debt with maturities of not greater than six months and with a rating of at least A or the equivalent thereof by Standard & Poor's Corporation and a rating of at least A2 or the equivalent thereof by Moody's Investors Service, Inc.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of a direct or indirect interest in more than 50% of the ownership of the Company or the voting power of the voting stock of the Company by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction), (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees of the Person surviving such merger or consolidation or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "COMPANY" means CapStar Hotel Company, a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter, means such successor.

         "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus: (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provisions for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period to the extent such expense was deducted in computing Consolidated Net Income, plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period, to the extent deducted in computing Consolidated Net Income less (e) noncash items increasing such Consolidated Net Income for such period in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of and the interest expense of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders. Any calculation of the Consolidated Cash Flow of an individual hotel property shall be calculated in a manner consistent with the foregoing.

         "CONSOLIDATED CURRENT LIABILITIES" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Subsidiaries which may properly be classified as current liabilities (including taxes payable as accrued), on a consolidated basis, after eliminating (i) all intercompany items between the Company and any Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

         "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" means, with respect to any Person for any period, the total amount of depreciation and amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and the total amount of non-cash charges (other than non-cash charges that represent an accrual or reserve for cash charges in future periods or which involved a cash expenditure in a prior period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, without duplication, the sum of (a) interest expense, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing fees), (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers acceptance financing and
(c) interest for which such Person or its Restricted Subsidiaries is liable, whether or not actually paid, pursuant to Indebtedness or under a Guarantee of Indebtedness of any other Person, in each case, calculated for such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, PROVIDED, that the following shall be excluded: (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries, (ii) the Net Income of any Person that is a Restricted Subsidiary and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of changes in accounting principles shall be excluded.

         "CONSOLIDATED NET TANGIBLE ASSETS" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other similar items properly deducted in determining net assets) which would appear on a consolidated balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (i) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Subsidiary; (ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iii) any revaluation or other write-up in book value of assets subsequent to the Issuance Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (v) treasury stock; and

(vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

         "CONSOLIDATED NET WORTH" means, with respect to any Person, as of any date of determination, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amount reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issuance Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issuance Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "CORPORATE TRUST OFFICE" shall be at the address of the Trustee specified in Section 12.2 or such other address as the Trustee may give notice to the Company.

         "CREDIT AGREEMENT" means the senior credit facility dated June 30, 1997, entered into between and among the Company and the lenders party thereto, providing for borrowings and letters of credit, including any related notes, security documentation, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended, in each case on a senior basis, from time to time on one or more occasions.

         "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event if Default.

         "DESIGNATED SENIOR DEBT" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "DESIGNATED SENIOR DEBT" by the Company.

         "DISQUALIFIED STOCK" means any Capital Stock (other than OP Units and Preferred OP Units) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the date on which the Notes mature.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

         "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (A) any loss, destruction or damage of such property or asset or (B) any actual condemnation, seizure or taking by the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issuance Date (after giving effect to the use of proceeds of the Notes issued hereunder), excluding, for this purpose, amounts outstanding under the Credit Agreement as in effect on the Issuance Date.

         "EXISTING PREFERRED OP UNITS" means Preferred OP Units issued and outstanding on the date of this Indenture.

         "FINAL MEMORANDUM" means the Company's Offering Memorandum dated August 14, 1997 pertaining to the offer and sale of $150,000,000 in aggregate principal amount of Notes, pursuant to applicable exemptions from registration under the Securities Act.

         "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings that provide working capital in the ordinary course of business) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

         "FIXED CHARGES" means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income and (b) the product of
(i) all cash dividend or distribution payments on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than Preferred Stock owned by such Person or its Restricted Subsidiaries), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; PROVIDED, HOWEVER, that if the cash dividend on such Preferred Stock is deductible for federal tax purposes, then the fraction shall be equal to one.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

         "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or otherwise incurring, assuming or becoming liable for the payment of any principal, premium or interest, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligation (including agreements to keep-well and to purchase assets, goods, securities or services).

         "GUARANTOR" means a Restricted Subsidiary that become a guarantor of the Notes pursuant to the terms of this Indenture, and its successor, if any.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "HOLDER" means the Person in whose name a Note is registered on the Registrar's books.

         "HOSPITALITY-RELATED BUSINESS" means the lodging business and other businesses necessary for, incident to, in support of, connected with, complementary to or arising out of the lodging business, including, without limitation, (i) developing, managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities and convention or meeting facilities, and marketing services related thereto, (ii) acquiring, developing, operating, managing or improving any real estate taken in foreclosure (or similar settlement) by the Company or any of its Restricted Subsidiaries, or any real estate ancillary or connected to any lodging owned, managed or operated by the Company or any of its Restricted Subsidiaries, (iii) owning and managing mortgages in, or other Indebtedness secured by Liens on lodging and real estate related or ancillary to lodging or (iv) other related activities thereto.

         "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of any Indebtedness of such Person or any other Person.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

         "ISSUANCE DATE" means the date of this Indenture.

         "LIEN" means, with respect to any asset, or income or profits therefrom, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "LIQUIDATED DAMAGES" has the meaning assigned to such term in the Registration Rights Agreements.

         "MAKE-WHOLE AMOUNT" with respect to a Note means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on August 15, 2002, computed using a discount rate equal to the Treasury Rate plus 62.5 basis points, over (ii) the outstanding principal amount of such Note.
"TREASURY RATE" is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market date) most nearly equal to the then remaining maturity of the Notes assuming redemption of the Notes on August 15, 2002; PROVIDED, HOWEVER, that if the Make-Whole Average Life of such Note is not equal to the constant maturity of a United States Treasury security for which such yields are given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Notes is less than one year, the weekly average yield on actually traded United State Treasury securities adjusted to a constant maturity of one year shall be used. "MAKE-WHOLE AVERAGE LIFE" means the number of years (calculated to the nearest one-twelfth) between the date of redemption and August 15, 2002.

         "MAKE-WHOLE PRICE" with respect to a Note means the greater of (1) the sum of the outstanding principal amount and the Make-Whole Amount of such Note, and (ii) the redemption price of such Note on August 15, 2002, determined pursuant to the first paragraph of Section 3.7 hereof (104.375% of the principal amount).

         "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale, and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

         "NON-RECOURSE INDEBTEDNESS" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support (other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness) pursuant to any undertaking, agreement or instrument that would constitute Indebtedness, (ii) is directly or indirectly liable (other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness) or (iii) constitutes the lender and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "NOTES" means the Notes issued under this Indenture.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFICERS" means the Chairman of the Board, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary or any Vice President of the Company.

         "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors, the President, the Chief Operating Officer, or a Vice President and by the Chief Financial officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company, as applicable, except with respect to certificates required to be furnished by the

Company to the Trustee pursuant to Section 4.4 hereof, in which event "OFFICERS' CERTIFICATE" means a certificate signed by the principal executive officer or principal financial officer.

         "OP UNITS" means limited partnership interests in CapStar Management Company, L.P., CapStar Management Company II, L.P. or any successor operating partnership that require the issuer thereof to pay dividends or distributions which are tied to dividends paid on the Company's common stock and which by their terms may be converted into, or exercised or redeemed for, cash or the Company's common stock.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of this Indenture.

         "PERMITTED INVESTMENTS" means any (a) Investments in the Company, (b) Investments in any Restricted Subsidiary, (c) Investments in Cash Equivalents,
(d) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (e) Investments in Unrestricted Subsidiaries or Permitted Joint Ventures, PROVIDED that such Investments are in entities solely or principally engaged in Hospitality-Related Businesses and that the aggregate of such Investments does not exceed the greater of (i) $25.0 million or (ii) 5% of Consolidated Net Tangible Assets and (f) Investments in Unrestricted Subsidiaries formed to acquire the Radisson Plaza, Lexington, Kentucky, the Embassy Suites Center City, Philadelphia and the Doubletree Hotel, Austin, in an aggregate amount not to exceed $50.0 million.

         "PERMITTED JOINT VENTURE" means any corporation, partnership, limited liability company or partnership or other similar entity formed to hold lodging properties for which the Company holds a management contract related thereto in which the Company owns less than a 50.1% interest.

         "PERMITTED JUNIOR SECURITIES" means Equity Interest in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 of this Indenture.

         "PERMITTED REFINANCING" means Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, to the extent (a) the principal amount of Refinancing Indebtedness or the liquidation preference amount of Refinancing Disqualified Stock, as the case may be, does not exceed the principal amount of Indebtedness or the liquidation preference amount of Disqualified Stock, as the case may be, so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums and reasonable expenses incurred in connection therewith); (b) such Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is scheduled to mature or is redeemable at the option of the holder, as the case may be, no earlier than the Indebtedness or Disqualified Stock, as the case may be, being refinanced; (c) in the case of Refinancing Indebtedness, the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (d) in the case of Refinancing Disqualified Stock, the Disqualified Stock has a Weighted Average Life to Mandatory Redemption equal to or greater than the Weighted Average Life to Mandatory Redemption of the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (e) if the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded is subordinated or junior in right of payment to the Notes, the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is subordinated or junior in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded and (f) such Refinancing Indebtedness or Refinancing Disqualified Stock is incurred or issued either by the Company or by a Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PREFERRED OP UNITS" means limited partnership interests in CapStar Management Company, L.P., CapStar Management Company II, L.P. or any successor operating partnership that require the issuer thereof to pay regularly scheduled fixed distributions thereon, which are not related to dividends on the Company's common stock, and which by their terms may be converted into, or exercised or redeemed for, cash or the Company's common stock.

         "PREFERRED STOCK" means (i) any Equity Interest with preferential right in the payment of dividends or distributions or upon liquidation, and (ii) any Disqualified Stock.

         "REFINANCING DISQUALIFIED STOCK" means Disqualified Stock issued in exchange for, or the proceeds of which are used, to extend, refinance, renew, replace, defease or refund Disqualified Stock or Indebtedness permitted to be issued pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof or Indebtedness referred to in clauses (iii),
(v), (vii), (ix) and (x) of the second paragraph of Section 4.9 hereof.

         "REFINANCING INDEBTEDNESS" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance renew, replace, defease or refund Indebtedness permitted to be incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof or Indebtedness referred to in clauses (iii), (v), (vii), (ix) and (x) of the second paragraph of Section 4.9 hereof.

         "REGISTRATION RIGHTS AGREEMENTS" means those certain Registration Rights Agreements dated as of the Issuance Date between the Company and Lehman Brothers Inc. and between the Company and OHST setting forth certain registration rights with respect to the Notes.

         "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of Designated Senior Debt, PROVIDED, that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

         "RESTRICTED INVESTMENTS" means an Investment other than a Permitted Investment.

         "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

         "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR DEBT" means, in the case of the Company or any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issuance Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "SENIOR DEBT" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all Obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, whether outstanding on the Issuance Date or thereafter incurred, and (y) all Hedging Obligations (including Guarantees thereof), whether outstanding on the Issuance Date or thereafter incurred.
Notwithstanding the foregoing, "SENIOR DEBT" shall not include (i) any Indebtedness of the Company or any Guarantor to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company or any Subsidiary of the Company or any Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor, (v) that portion of Indebtedness incurred in violation of this Indenture provisions set forth under Section 4.9 hereof; PROVIDED, HOWEVER, that in the case of this clause (v), (A) any Indebtedness issued to any person who had no actual knowledge that the incurrence of such Indebtedness was not permitted under this Indenture and who received in connection with the issuance thereof a certificate from the Chief Financial Officer of the Company to the effect that the issuance of such Indebtedness would not violate this Indenture shall constitute Senior Debt and (B) any Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business shall constitute Senior Debt provided that such Indebtedness is extinguished within three business days of occurrence, and (vi) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company or any Guarantor.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "SIGNIFICANT SUBSIDIARY" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

    "TRUST OFFICER" means any officer in the Corporate Trust Office of the Trustee.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the same time from Persons who are not affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results (other than pursuant to agreements relating to the management of hotels entered into between Restricted Subsidiaries and Unrestricted Subsidiaries in the ordinary course of such Subsidiaries' business, consistent with past practice); and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.7 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.9 hereof and
(ii) no Default or Event of Default would be in existence following such designation.

         "WEIGHTED AVERAGE LIFE TO MANDATORY REDEMPTION" means, when applied to any Disqualified Stock at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding liquidation preference amount of such Disqualified Stock.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

         SECTION 1.2    OTHER DEFINITIONS.
                                                                     Defined in
         TERM                                                          Section

         "ACCREDITED INVESTOR"                                           2.1
         "AFFILIATE TRANSACTION"                                        4.11
         "AGENT MEMBERS"                                                2.16
         "ASSET SALE OFFER"                                              3.9
         "ASSET SALE OFFER PRICE"                                       4.10
         "BANKRUPTCY LAW"                                                6.1
         "BLOCKAGE PERIOD"                                              10.3
         "CHANGE OF CONTROL OFFER"                                      4.14
         "CHANGE OF CONTROL PAYMENT"                                    4.14
         "CHANGE OF CONTROL PAYMENT DATE"                               4.14
         "COMPUTATION PERIOD"                                            4.7
         "COVENANT DEFEASANCE"                                           8.3
         "CUSTODIAN"                                                     6.1
         "DEFEASANCE TRUST"                                              8.4
         "DEFAULT NOTICE"                                               10.3
         "DEPOSITARY"                                                    2.1
         "EVENT OF DEFAULT"                                              7.1
         "EXCESS PROCEEDS"                                              4.10
         "GLOBAL NOTE"                                                   2.1
         "LEGAL DEFEASANCE"                                              8.2
         "LEGAL HOLIDAY"                                                12.7
         "OFFSHORE PHYSICAL SECURITIES"                                  2.1
         "PAYING AGENT"                                                  2.4
         "PAYMENT BLOCKAGE NOTICE"                                      10.3
         "PRIVATE PLACEMENT LEGEND"                                     2.15
         "PUBLIC EQUITY OFFERING"                                        3.7
         "REDEMPTION PERCENTAGES"                                        3.7
         "REGISTRAR"                                                     2.3
         "RESTRICTED PAYMENTS"                                           4.7
         "RULE 144A"                                                     2.1
         "SUBSIDIARY GUARANTEE"                                         11.1
         "US PHYSICAL SECURITIES"                                        2.1

         SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes;

         "INDENTURE SECURITY HOLDER" means a Holder of a Note;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

         "OBLIGOR" on the Notes means the Company, any Guarantor and any successor obligor.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         SECTION 1.4    RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e) provisions apply to successive events and transactions.

                                      ARTICLE 2
                                      THE NOTES

         SECTION 2.1    FORM AND DATING.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. Subject to Section 2.7 hereof, the Notes shall be issued at any time, or from time to time, in an aggregate principal amount not to exceed $200,000,000. The Notes may have notations, legends or endorsements required by law, stock exchange rule or agreements to which the Company or any Guarantor is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in denominations of $1,000 and integral multiples thereof.

         Notes offered and sold in reliance on Rule 144A under the Securities Act ("RULE 144A") and to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("ACCREDITED INVESTORS") shall be issued initially in the form of one or more permanent global notes in registered form, in substantially the form set forth in Exhibit A (the "GLOBAL NOTE"), deposited with the Trustee, as custodian for The Depository Trust Company (the "DEPOSITARY"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

         Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "OFFSHORE PHYSICAL SECURITIES"). Additionally, Notes offered and sold in reliance on any other exemption from registration under the Securities Act, including pursuant to Rule 144A, other than as described in the preceding paragraph may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "U.S. PHYSICAL SECURITIES"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "PHYSICAL SECURITIES".

         SECTION 2.2    EXECUTION AND AUTHENTICATION.

         An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

         The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Notes for original issue up to an aggregate principal amount stated in Section 2.1 hereof. The aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth herein, except as provided in Section 2.7.

         The Trustee may appoint an authenticating agent to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         SECTION 2.3    REGISTRAR AND PAYING AGENT.

         The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "REGISTRAR") and (ii) an office or agency where Notes may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with
Section 7.7 hereof.

         The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

         SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest or Liquidated Damages (as defined in the Registration Rights Agreement), if any, on the Notes, and will notify the Trustee of any default by the Company or Guarantor, if any, in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

         SECTION 2.5    HOLDERS LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount thereof, and the Company and the Guarantors shall otherwise comply with TIA Section 312(a).

         SECTION 2.6    TRANSFER AND EXCHANGE.

         (a) Where Notes are presented to the Registrar with a request to register the transfer thereof or exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

         (b) The Company and the Registrar shall not be required (i) to issue, to register the transfer of, or to exchange Notes during a period beginning at the opening of business on a Business Day fifteen (15) days before the day of any selection of Notes for redemption or purchase under Section 3.2 and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part or (iii) to register the transfer or exchange of a Note between the Record Date and the next succeeding Interest Payment Date.

         (c) No service charge shall be made for any registration of a transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment by the Holder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to
Section 2.10, 3.6 or 9.5).

         (d) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent, nor the Company shall be affected by notice to the contrary.

         (e) Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

         SECTION 2.7    REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, or either of the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if an indemnity bond is supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, each Agent and each authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.

         Every replacement Note is an additional Obligation of the Company.

         SECTION 2.8    OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in interest in a Global Note effected by the Trustee in accordance with the provision hereof, and those described in this Section as not outstanding.

         If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         Subject to Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         SECTION 2.9    TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, a Guarantor, if any, or any Affiliate of the Company or a Guarantor, if any, shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer knows to be so owned shall be so considered. The Company agrees to notify the Trustee of the existence of any Notes owned by the Company, by any Guarantor or by any Affiliate of the Company or a Guarantor.

         SECTION 2.10     TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         SECTION 2.11     CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act) unless the Company directs them to be returned to them. The Company may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a written order, signed by an Officer of the Company, the Company shall direct that cancelled Notes be returned to them.

         SECTION 2.12     DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         SECTION 2.13     RECORD DATE.

         The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

         SECTION 2.14     CUSIP NUMBER.

         The Company in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the CUSIP number.

         SECTION 2.15     RESTRICTIVE LEGENDS.

         Each Global Note and Physical Security that constitutes a Restricted Security shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") unless otherwise agreed by the Company and the Holder thereof:

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         Each Global Note shall also bear the following legend on the face thereof:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY, OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SECTION 2.16     BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

         (a) The Global Note initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in
Section 2.15.

         Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interest of beneficial owners in the Global Note may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) above, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

         (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b) above, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Securities of authorized denominations.

         (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) above shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.15.

         (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         SECTION 2.17     SPECIAL TRANSFER PROVISIONS.

         (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

         (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after August 19, 1999, or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

         (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
    (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

         (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been effected in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and that any such account is a QIB within the meaning of Rule 144A, and it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

         (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

         (c) Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Registrar shall retain for at least two years copies of all letters, notices and other written communications received pursuant to Section
2.16 hereof or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                      ARTICLE 3
                          REDEMPTIONS AND OFFERS TO PURCHASE

         SECTION 3.1    NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days but not more than 90 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

         If the Company is required to make an offer to purchase Notes pursuant to the provisions of Sections 4.10 or 4.14, it shall furnish to the Trustee, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the offer's terms, (iii) the purchase price, (iv) the principal amount of the Notes to be purchased and (v) a statement to the effect that (a) the Company or one of its Restricted Subsidiaries has made an Asset Sale and that the conditions set forth in Sections 3.9 and 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied, as applicable.

         SECTION 3.2    SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

         In the event that less than all of the Notes are to be purchased in an Asset Sale Offer or redeemed at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements). The Company shall give written notice to the Trustee of such requirements of any securities exchange not less than forty-five (45) nor more than ninety (90) days prior to the date on which notice of such redemption or purchase is to be given. In the event a partial redemption is made with the proceeds of a public offering by the Company of common equity securities, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to procedures of the Depositary), unless such method is otherwise prohibited. In the event of partial redemption, other than PRO RATA, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. In the event that less than all of the Notes properly tendered in an Asset Sale Offer are to be purchased, the particular Notes to be purchased shall be selected promptly upon the expiration of such Asset Sale Offer.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of them selected shall be in principal amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding principal amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         In the event the Company is required to make an Asset Sale Offer pursuant to Section 3.9 and Section 4.10 hereof, and the amount of Excess Proceeds to be applied to such purchase would result in the purchase of a principal amount of Notes which is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

         SECTION 3.3    NOTICE OF REDEMPTION.

         At least thirty (30) days but not more than sixty (60) days before a redemption date, the Company shall mail, or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the CUSIP number of the Notes, if any, and the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note of the same series in principal amount equal to the unredeemed portion will be issued;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

         SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest and Liquidated Damages, if any, will cease to accrue on the Notes or portions of them called for redemption and all rights of Holders of such Notes will terminate except for the right to receive the redemption price. Upon surrender to the Paying Agent, the Holders of such Notes shall be paid the redemption price plus accrued interest and Liquidated Damages, if any, to the redemption date, but interest installments and unpaid Liquidated Damages, if any, whose maturity is on or prior to the redemption date will be payable to the Holder of record at the close of business on the relevant record dates referred to in the Notes. A notice of redemption may not be conditional.

         SECTION 3.5    DEPOSIT OF REDEMPTION PRICE.

         At least one Business Day before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and, if applicable, accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and, if applicable, accrued interest and Liquidated Damages, if any, on all Notes to be redeemed.


         If the Company complies with the provisions of the preceding paragraph, interest and Liquidated Damages, if any, on the Notes or the portions of Notes to be redeemed will cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, from the redemption date until such unpaid interest is paid, in each case at the rate provided in the Notes and in Section 4.1 hereof.

         SECTION 3.6    NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered; PROVIDED, HOWEVER, that no Note of $1,000 or less in principal amount shall be purchased or redeemed in part.

         SECTION 3.7    OPTIONAL REDEMPTION.

         At any time on or after August 15, 2002, the Notes will be subject to redemption at the option of the Company, in whole or in part, up on not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

YEAR                                                                  PERCENTAGE
----                                                                  ----------

2002....................................................................104.375%
2003....................................................................102.917%
2004....................................................................101.458%
2005 and thereafter.....................................................100.000%

         Notwithstanding the foregoing, prior to August 15, 2000, the Company may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of its common equity (a "PUBLIC EQUITY OFFERING") (within 60 days of the consummation of any such Public Equity Offering), up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 108.750% of the principal amount of such Notes plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date; PROVIDED, HOWEVER, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after each such redemption.

         In addition, the Company, at its option, at any time prior to August 15, 2002, may redeem the Notes, in whole or in part (if in part, by lot or by such other method as the Trustee shall deem fair or appropriate) at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date.

         SECTION 3.8    MANDATORY REDEMPTION.

         Subject to the Company's obligation to make an offer to purchase Notes pursuant to Section 4.10 and Section 4.14, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

         SECTION 3.9    OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         Within 30 days after the date that Excess Proceeds exceed $10.0 million and an Asset Sale Offer is required under Section 4.10 hereof, the Company shall mail or cause the Trustee to mail (in the Company's name and at its expense and pursuant to an Officers' Certificate) an offer to purchase to each Holder of Notes pursuant to the terms of this Section 3.9 and to holders of other Indebtedness that ranks by its terms PARI PASSU in right of payment with the Notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained herein.

         The Asset Sale Offer (as defined in Section 4.10) with respect to the Notes shall be mailed by the Company (or the Trustee) to Holders of Notes at their last registered address with a copy to the Trustee and the Paying Agent and shall set forth (a) notice that an Asset Sale has occurred, that the Company is making an Asset Sale Offer, pursuant to this Section 3.9, and that each Holder of Notes then outstanding has the right to require the Company to repurchase, for cash, such Holder's Notes at the Asset Sale Offer Price, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the payment date; (b) the purchase price per $1,000 of principal amount and the payment date of the Asset Sale Offer, (c) the maximum amount of Excess Proceeds, required to be applied to such Asset Sale Offer with respect to the Notes; (d) that any Notes properly tendered pursuant to the Asset Sale Offer will be accepted for payment (subject to reduction as provided in this Section 3.9) on the payment date of the Asset Sale Offer and any Notes not properly tendered will remain outstanding and continue to accrue interest and Liquidated Damages, if applicable; (e) that unless the Company defaults in the payment of the Asset Sale Offer Price, all Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages after the payment date of the Asset Sale Offer; (f) that Holders electing to have any Notes purchased pursuant to an Asset Sale Offer will be required to surrender the Notes, with the form entitled Option of Holder to Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, the Depository or the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the payment date of the Asset Sale Offer; (g) that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase the Notes provided that the Paying Agent receives, not later than the close of business on the second Business Day preceding the payment date of the Asset Sale Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing such Holder's tendered Notes and such Holder's election to have such Notes purchased; (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of the Asset Sale Offer, the Company shall select the Notes to be purchased by lot on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased or otherwise in accordance with this Indenture); and (i) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). If the payment date of the Asset Sale Offer is on or after an interest payment record date and on or before the related interest payment date, any accrued interest and Liquidated Damages will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender a Note pursuant to the Asset Sale Offer.

         The Company shall fix the payment date of the Asset Sale Offer for such purchase no earlier than 30 but no more than 60 days after the Asset Sale Offer is mailed as set forth above, except as may otherwise be required by applicable law.

         The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to this Section 3.9. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.9, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

         On the payment date of the Asset Sale Offer, the Company shall, to the extent permitted by law, (x) accept for payment Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, (y) deposit with the Paying Agent the amount of money, in immediately available funds, equal to the maximum Excess Proceeds required under Section 4.10 to be applied to such Asset Sale Offer with respect to such Notes and (z) deliver or cause to be delivered to the Trustee, Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. If the aggregate purchase price of all Notes properly tendered exceeds the maximum amount of Excess Proceeds, required to be applied to such Asset Sale Offer with respect to such Notes, as applicable, the Notes or portions thereof to be purchased shall be selected pursuant to Section 3.2 hereof. The Paying Agent shall promptly mail to each Holder of Notes so accepted for payment a check in an amount equal to the aggregate purchase price of the Notes purchased by the Company from such Holder and the Trustee shall promptly authenticate and mail to each Holder a new Note of the same series equal in principal amount to any unpurchased portion of any Note surrendered, if any, or return any unpurchased Note to such Holder; PROVIDED, HOWEVER, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce in a newspaper of national circulation or in a press release provided to a nationally recognized financial wire service the results of the Asset Sale Offer on the payment date.

         Other than as specifically provided in this Section 3.9, each purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1, 3.2, 3.5 and 3.6 hereof.

                                      ARTICLE 4
                                      COVENANTS

         SECTION 4.1    PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the due date if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 9:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. The Company shall pay all Liquidated Damages, if any, in the same manner and on the same dates as set forth above and in the amounts set forth in the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the interest rate then applicable to the Notes to the extent lawful. In addition, it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

         SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

         SECTION 4.3    SEC REPORTS.

         (a) The Company shall, whether or not required by the rules and regulations of the SEC, submit to the SEC for public availability and provide to the Trustee and the Holders copies of all quarterly and annual reports and other information, documents and reports specified in Sections 13 and 15(d) of the Exchange Act for so long as the Notes are outstanding.

         (b) If the Company or a Guarantor, if any, is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause such annual report or quarterly or other financial report furnished to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar.

         (c) The Company and the Guarantors, if any, shall deliver all reports and other documents and information to the Holders under this Section 4.3. The Trustee shall, if requested to by the Company, deliver such reports, other documents and information to the Holders, but at the sole expense of the Company.

         (d) The Company, for so long as the Notes are outstanding, will continue to provide to Holders and to prospective purchasers of Notes the information required by Rule 144A(d)(4).

         (e) Notwithstanding anything contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provision of this Indenture.

         SECTION 4.4    COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within sixty (60) days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each of the Company and its Subsidiaries is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Notes are prohibited (or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto).

         (b)The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument which with the passage of time or giving of notice would be a Default or an Event of Default under Section 6.1 hereof, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         SECTION 4.5    TAXES.

         The Company shall, and shall cause each of its Subsidiaries to pay prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

         SECTION 4.6    STAY, EXTENSION AND USURY LAWS.

         The Company covenants, and the Company shall cause any Guarantor to covenant (to the extent they may lawfully do so), that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture. The Company (to the extent it may lawfully do so) hereby expressly waives, and the Company will cause any Guarantor (to the extent it may lawfully do so) expressly to waive, all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.7    LIMITATION ON RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than: (1) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company; (2) dividends or distributions by a Restricted Subsidiary of the Company, provided that to the extent that a portion of such dividend or distribution is paid to a holder of Equity Interests of a Restricted Subsidiary other than the Company or a Restricted Subsidiary, such portion of such dividend or distribution is not greater than such holder's PRO RATA aggregate common equity interest in such Restricted Subsidiary; and (3) dividends or distributions payable on Existing Preferred OP Units and Preferred OP Units issued in compliance with Section 4.09 hereof); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than (A) any Equity Interests owned by the Company or any Restricted Subsidiary of the Company, (B) any Existing Preferred OP Units and
(C) any Preferred OP Units issued in compliance with Section 4.9 hereof); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is subordinated or junior in right of payment, by its terms, to the Notes or any Guarantee thereof prior to the scheduled final maturity or sinking fund payment dates for payment of principal and interest in accordance with the original documentation for such subordinated or junior Indebtedness; or (iv) make any Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and

         (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issuance Date (excluding Restricted Payments permitted by clauses (ii),
(iii), (iv), (v) and (vi) (X) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from June 30, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS (ii) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the Board of Directors) received by the Company from the issue or sale, in either case, since the Issuance Date of either (A) Equity Interests of the Company or of (B) debt securities of the Company that have been converted or exchanged into such Equity Interests (other than Equity Interests (or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock), PLUS (iii) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary pursuant to the terms of this Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into, the Company or a Restricted Subsidiary and PROVIDED that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the lesser of (A) the book value (determined in accordance with GAAP) at the date of such redesignation, combination or transfer of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board and, in each case, after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, PLUS (iv) 100% of any dividends or interest actually received in cash by the Company or a Restricted Subsidiary after the Issuance Date from (A) a Restricted Subsidiary the Net Income of which has been excluded from the computation of Consolidated Net Income, (B) an Unrestricted Subsidiary,
(C) a Person that is not a Subsidiary or (D) a Person that is accounted for on the equity method PLUS (v) $15.0 million.

         Notwithstanding the foregoing, the provisions of this Section 4.7 will not prohibit:


         (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) (X) the redemption, purchase, retirement or other acquisition of any OP Unit in exchange for Equity Interests of the Company (other than Disqualified Stock) and (Y) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company or a Restricted Subsidiary (other than OP Units or Preferred OP Units) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that in the case of (X) and (Y) the amount of any proceeds that is utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repayment or purchase of Indebtedness of the Company or any Restricted Subsidiary that is subordinated or junior in right of payment, by its terms, to the Notes or any Guarantee thereof in a Permitted Refinancing; (iv) the defeasance, redemption, repayment or purchase of Indebtedness of the Company or any Restricted Subsidiary; that is subordinated or junior in right of payment, by its terms, to the Notes or any Guarantee thereof with the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company; PROVIDED that the amount of any proceeds that is utilized for such defeasance, redemption, repayment or purchase shall be excluded from clause
    (c) (ii) of the preceding paragraph; (v) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company pursuant to any management equity subscription agreement or stock option agreement; PROVIDED, HOWEVER, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any 12 month period; and (vi)(X) the making of any Permitted Investment described in clauses (a), (b), (c), (d) or (f) of the definition thereof and (Y) the making of any Permitted Investment described in clause
    (e) thereof, PROVIDED that, in the case of clauses (ii)(Y), (iii), (iv),
    (v) and (vi)(Y), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

         In determining whether any Restricted Payment is permitted by this
Section 4.7, the Company may allocate or reallocate all or any portion of such Restricted Payment among the clauses (i) through (vi) of the preceding paragraph or among such clauses and the first paragraph of this Section 4.7 including clauses (a), (b) and (c), PROVIDED that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.7.

         The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than (i) the end of any calendar quarter in which any Restricted Payment is made or (ii) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in such quarter to exceed $5.0 million, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Company's latest available financial statements.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or Event of Default. For purposes of making the determination as to whether such designation would cause a Default or Event of Default, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.7. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         SECTION 4.8 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or
(B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries, or (c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) Existing Indebtedness as in effect on the Issuance Date, (ii) the Credit Agreement, PROVIDED that the encumbrances or restrictions contained in such agreement as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended from time to time on one or more occasions are no more restrictive than those contained in the Credit Agreement as in effect on the Issuance Date, (iii) this Indenture and the Notes,
(iv) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries or of any Person that becomes a Restricted Subsidiary as in effect at the time of such acquisition or such Person becoming a Restricted Subsidiary (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition or such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person is not taken into account (to the extent of such restriction) in determining whether such acquisition was permitted by the terms of this Indenture, (vi) restrictions of the nature described in clause (c) above by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in this clause (c) above on the property so acquired, (viii) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancings are no more restrictive than those contained in the agreements governing the Indebtedness or Disqualified Stock being refinanced, or (ix) customary restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages.


         SECTION 4.9 LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF CERTAIN CAPITAL STOCK.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "INCUR" and correlatively, an "INCURRENCE" of) any Indebtedness (including Acquired Debt), the Company shall not issue, and shall not permit any of its Restricted Subsidiaries to issue, any shares of Disqualified Stock and the Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock; PROVIDED, HOWEVER, that the Company or any Guarantor may incur Indebtedness or issue shares of Disqualified Stock and the Restricted Subsidiaries may incur Indebtedness under the Credit Agreement if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The foregoing provisions shall not apply to:

         (a) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Indebtedness; PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

         (b) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness pursuant to the Credit Agreement in an aggregate principal amount not to exceed $300.0 million at any one time outstanding, MINUS any Net Proceeds that have been applied to permanently reduce the outstanding amount of such Indebtedness pursuant to clause (a) of the second paragraph of Section 4.10 hereof;

         (c) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

         (d) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness under Hedging Obligations that do not increase the Indebtedness of the Company or the Restricted Subsidiary, as the case may be, other than as a result of fluctuations in interest or foreign currency exchange rates provided that such Hedging Obligations are incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under the Indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

         (e) the incurrence or the issuance by the Company of Refinancing Indebtedness or Refinancing Disqualified Stock or the incurrence or issuance by a Restricted Subsidiary of Refinancing Indebtedness or Refinancing Disqualified Stock; PROVIDED, HOWEVER, that such Refinancing Indebtedness or Refinancing Disqualified Stock is a Permitted Refinancing;

         (f) the incurrence by the Company or any of its Restricted
Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Restricted Subsidiary and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

         (g) the incurrence of Indebtedness represented by the Notes and any Guarantee thereof;

         (h) the incurrence by the Company or any of its Restricted Subsidiaries, in the ordinary course of business and consistent with past practice, of surety, performance or appeal bonds;

         (i) the incurrence by the Company or any of its Restricted
Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $50.0 million;

         (j) the incurrence by the Company or any of its Restricted Subsidiaries of Assumed Indebtedness--PROVIDED that, after giving effect to the incurrence thereof, the Company could incur at lease $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the preceding paragraph; and

         (k) the issuance of Preferred OP Units by the Company or any of its Restricted Subsidiaries as full or partial consideration for the acquisition of lodging facilities and related assets, PROVIDED that, after giving effect to the issuance thereof, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the preceding paragraph.

         SECTION 4.10     LIMITATION ON SALE OF ASSETS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, conduct an Asset Sale, unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that the principal amount of the following shall be deemed to be cash for purposes of this provision: (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the closing of such Asset Sale (to the extent of the cash received). Notwithstanding the foregoing, the restriction in clause (y) above will not apply with respect to mortgages, other notes receivable or other securities received by the Company or any Restricted Subsidiary from a transferee of any assets to the extent such mortgages, other notes receivable or other securities are Investments permitted to be made by the Company or such Restricted Subsidiary under Section 4.7 hereof.

         Within 365 days of any Asset Sale, the Company or such Restricted Subsidiary may (a) apply the Net Proceeds from such Asset Sale to repay any Indebtedness that ranks by its terms senior to the Notes (or any Guarantee thereof) and, in the case of any Indebtedness under the Credit Agreement, to effect a permanent reduction in the amount of Indebtedness that may be incurred pursuant to clause (ii) of the second paragraph of Section 4.9 hereof, or (b) invest the Net Proceeds from such Asset Sale in property or assets used in a Hospitality-Related Business, PROVIDED that the Company or such Restricted Subsidiary will have complied with this clause (b) if, within 365 days of such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an investment in compliance with this clause (b) and shall have segregated such Net Proceeds from the general funds of the Company and its Subsidiaries for that purpose and such Investment is substantially completed within 180 days after the first anniversary of such Asset Sale. Any Net Proceeds from an Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS". When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer, to all Holders of Notes and to holders of other Indebtedness that ranks by its terms PARI PASSU in right of payment with the Notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained in this Indenture (an "ASSET SALE OFFER") to purchase on a PRO RATA basis the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes and other such Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds available for purchase thereof, the Trustee shall select the Notes to be purchased in the manner described under Section 3.3 hereof. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Pending the final application of any Net Proceeds from an Asset Sale pursuant to this paragraph, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness of the Company or a Restricted Subsidiary that ranks by its terms senior to the Notes or otherwise invest such Net Proceeds in Cash Equivalents.

         Any offer to purchase the Notes pursuant to this Section 4.10 shall be made pursuant to the provisions of Section 3.9 hereof. Simultaneously with the notification of such offer to the Trustee, the Company shall provide the Trustee with an Officer's is Certificate setting forth the calculations used in determining the amount of Excess Proceeds to be applied to the purchase of the Notes. The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with any offer to purchase and the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with
Section 3.9 and this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of Section 3.9 and this Section 4.10 to make an Asset Sale Offer.

         SECTION 4.11     LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary on an arm's length basis with an unrelated Person, (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million (other than an Affiliate Transaction involving the acquisition or disposition of a lodging facility by the Company or a Restricted Subsidiary of the Company), an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued, at the option of the Company, by an investment banking firm of national standing or a Qualified Appraiser and (c) the Company delivers to the Trustee in the case of an Affiliate Transaction involving the acquisition or disposition of a lodging facility by the Company or a Restricted Subsidiary of the Company and (x) involving aggregate payments of more than $5.0 million and less than $25.0 million, an appraisal by a Qualified Appraiser to the effect that the transaction is being undertaken at fair market value or (y) involving aggregate payments of $25.0 million or more, an opinion as to the fairness of the transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing; PROVIDED, HOWEVER, that the following shall not be deemed Affiliate
Transactions: (A) any employment, deferred compensation, stock option, noncompetition, consulting or similar agreement entered into by the

Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (B) transactions between or among the Company and/or its Restricted Subsidiaries, (C) the incurrence of fees in connection with the provision of hotel management services, provided that such fees are paid in the ordinary course of business and are consistent with past practice and (D) Restricted Payments permitted by Section 4.7 hereof.

         SECTION 4.12     LIMITATION ON LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness which is PARI PASSU with or subordinated to the Notes, unless the Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

         SECTION 4.13     CORPORATE EXISTENCE.

         Subject to Section 4.14 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with its respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Subsidiaries') rights (charter and statutory), licenses and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

         SECTION 4.14     CHANGE OF CONTROL.

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER"), at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

         Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender or holder of Senior Debt which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below, and the Company's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause (3) and not in clause (2) under Section 6.1 hereof.

         Within 10 days following the date upon which the Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "CHANGE OF CONTROL PAYMENT DATE"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Note completed, to the Trustee or Paying Agent, if any, at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 to make a Change of Control Offer.

         On the Change of Control Payment Date, the Company will, to the extent permitted by law, (x) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (y) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (z) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, HOWEVER, that each such new Note shall be in principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce in a newspaper of national circulation or in a press release provided to a nationally recognized financial wire service the results of the Change of Control Offer on the Change of Control Payment Date.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control made by the Company and purchased all Notes validly tendered and not withdrawn under such Change of Control Offer.

         SECTION 4.15     SUBSIDIARY GUARANTEES.

         Prior to guaranteeing any other Indebtedness of the Company (other than the Credit Agreement), a Restricted Subsidiary that is also a Significant Subsidiary must execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Restricted Subsidiary shall Guarantee, on an unsecured senior subordinated basis, all of the Obligations of the Company with respect to the Notes together with an opinion of counsel (which counsel may be an employee of the Company) to the effect that the supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance in all material respects with the terms of this Indenture.

         The Indebtedness represented by any such Subsidiary Guarantee (i.e., the payment of Obligations on the Notes) will be subordinated on the same basis to Senior Debt of the Guarantor as the Notes are subordinated to Senior Debt of the Company.

         SECTION 4.16     LINE OF BUSINESS.

         For so long as any Notes are outstanding, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business or activity other than a Hospitality-Related Business.

         SECTION 4.17     PAYMENTS FOR CONSENT.

         Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         SECTION 4.18     NO SENIOR SUBORDINATED DEBT.

         The Company shall not incur, issue, assume, guarantee or otherwise become liable for any Indebtedness that is senior in right of payment to the Notes and subordinate or junior in right of payment to any other Indebtedness of the Company, and no Guarantor shall incur, issue, assume, guarantee or otherwise become liable for any Indebtedness that is senior in right of payment to the Guarantee by such Guarantor of the Notes and subordinate or junior in right of payment to any other Indebtedness of the Guarantor.

                                      ARTICLE 5
                                      SUCCESSORS

         SECTION 5.1    WHEN THE COMPANY MAY MERGE, ETC.

         The Company shall not consolidate or merge with or into or wind up into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

         (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture;

         (iii) at the time of such transaction and immediately after such transaction after giving pro forma effect thereto, no Default or Event of Default exists or would exist;

         (iv) the Company or any Person formed by or surviving such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and

         (v) the Company shall have delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel to the combined effect that such sale, assignment, transfer, lease, conveyance or other disposition, and, if applicable, any supplemental indenture executed in connection therewith, comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

         SECTION 5.2    SUCCESSOR SUBSTITUTED.

         Upon any consolidation, merger, lease, conveyance or transfer of all or substantially all of the assets of the Company, as the case may be, in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor had been named as the Company herein or therein and thereafter the predecessor corporation shall be relieved of all further obligations and covenants under this Indenture and the Notes.

                                      ARTICLE 6
                                DEFAULTS AND REMEDIES

         SECTION 6.1    EVENTS OF DEFAULT.

         Each of the following shall constitute an Event of Default under this
Indenture:

         (1) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes (whether or not such payment shall be prohibited by the subordination provisions of this Indenture);

         (2) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Assets Sale Offer) (whether or not such payment shall be prohibited by the subordination provisions of this Indenture);

         (3) failure by the Company or any Restricted Subsidiary to comply with
    Section 5.1;

         (4) failure by the Company or any Guarantor for 30 days in the performance of any other covenant, warranty or agreement in this Indenture or the Notes after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee from Holders of at least 25% in principal amount of the Notes then outstanding;

         (5) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of Non-Recourse Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of the lesser of (A) 10% of the total assets of the Company and its Restricted Subsidiaries measured as of the end of the Company's most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such default occurred, determined on a pro forma basis and (B) $50 million, and such failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Non-Recourse Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration);

         (6) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary of the Company and such failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 10-day period described above has passed, aggregates $10.0 million or more at any time;

         (7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments rendered against them (other than judgment liens without recourse to any assets or property of the Company or any of its Restricted Subsidiaries other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (other than any judgments as to which a reputable insurance company has accepted full liability);

         (8) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns), or any Person acting on behalf of such Guarantor (or its successors or assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Subsidiary Guarantee;

         (9) the Company, any Guarantor or any of the Company's Subsidiaries that would constitute a Significant Subsidiary or any group of the Company's Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Law:

              (a)  commences a voluntary case,

              (b) consents to the entry of an order for relief against it in an involuntary case,

              (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

              (d)  makes a general assignment for the benefit of its creditors,


              (e) admits in writing its inability to pay its debts as they become due; and

         (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (a) is for relief in an involuntary case against the Company, any Guarantor or any Subsidiary that is a Significant Subsidiary of the Company or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company,

              (b) appoints a Custodian of the Company, any Guarantor or any Subsidiary that is a Significant Subsidiary of the Company or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, or for all or substantially all of the property of the Company, any Guarantor or any Subsidiary that is a Significant Subsidiary of the Company, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, or

              (c) orders the liquidation of the Company, any Guarantor or any Subsidiary that is a Significant Subsidiary of the Company or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days.

          The term "BANKRUPTCY LAW" means, title 11, U.S. Code or any similar federal or state law for the relief of debtors, each as amended from time to time. The term Custodian means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         SECTION 6.2    ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clauses (9) and (10) of Section 6.1 hereof) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon the effectiveness of such declaration, all amounts due and payable on the Notes, as determined in the succeeding paragraphs, shall be due and payable effective immediately. If an Event of Default specified in clause
(9) or (10) of Section 6.1 hereof occurs, all outstanding Notes shall ipso facto become and be immediately due and payable immediately without further action or notice on the part of or by the Trustee or any Holder.

         In the event that the maturity of the Notes is accelerated pursuant to this Section 6.2, 100% of the principal amount thereof shall become due and payable plus premium, if any, and accrued and unpaid interest, if any, to the date of payment.

         SECTION 6.3    OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 6.4    WAIVER OF PAST DEFAULTS.

         Subject to Section 9.2 hereof, Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 6.5    CONTROL BY MAJORITY.

         The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         SECTION 6.6    LIMITATION ON SUITS.

         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

         (1) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

         (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         SECTION 6.7    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         SECTION 6.8    COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal, premium, if any, and interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7 hereof) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or securities or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10     PRIORITIES.

         If the Trustee collects or receives any money or securities or other property pursuant to this Article, it shall pay out the money or securities or other property in the following order:

         First:  to the Trustee, its agents and counsel for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Liquidated Damages, if any, ratably, without preference or priority of any kind (including defaulted interest), according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Liquidated Damages, if any, respectively;

         Third: without duplication, to Holders for any other obligations owing to the Holders under the Notes or this Indenture; and

         Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any such payment to Holders.

         SECTION 6.11     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                      ARTICLE 7
                                       TRUSTEE

         SECTION 7.1    DUTIES OF TRUSTEE.

         (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (2) Except during the continuance of an Event of Default:

         (a) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (a)  this paragraph does not limit the effect of paragraph (2) of this
    Section 7.1;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(1), (2) and (3) of this Section.

         (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 7.2    RIGHTS OF TRUSTEE.

         Subject to TIA Section 315:

         (1) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed and monitored with due care.

         (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

         (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (6) Without limiting the provisions of Section 7.1(5), the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (7) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (8) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) or 4.1 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or any Affiliate of the foregoing with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

         SECTION 7.4    TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         SECTION 7.5    NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known by a Trust Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal or interest on any Note, the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interests of Holders. The Trustee shall comply with TIA Section 315(b).

         SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15 beginning with the May 15, 1998 following the date hereof, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to Holders shall be submitted to the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on or delisted by any stock exchange.

         SECTION 7.7    COMPENSATION AND INDEMNITY.

         The Company agrees to pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company agrees to reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company agrees to indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company has been prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and, if the Company or the Trustee shall have been advised by its respective counsel that representation of the Trustee and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed), the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The provisions of this paragraph shall survive the satisfaction and discharge of this Indenture.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own gross negligence or willful misconduct.

         The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(9) or (10) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 7.8    REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee at its discretion or if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (3) a Custodian or public officer takes charge of the Trustee or its property; or

         (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         Subject to the provision of TIA Section 315(e), if the Trustee after written request by any Holder who has been a bona fide holder of a Note or Notes for at least six months fails to comply with Section 7.10, such Holder, on behalf of himself and others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.7.  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

         SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         SECTION 7.10     ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee powers, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee is subject to TIA Section 310(b). The provisions of TIA Section 310 shall apply to the Company as the obligor of the Notes.

         SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as the obligor of the Notes.

                                      ARTICLE 8
                                DISCHARGE OF INDENTURE

         SECTION 8.1    DEFEASANCE AND DISCHARGE OF THIS INDENTURE AND THE
                        NOTES.

         (a) The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

         (b) The Company may terminate its obligations (and the obligations of any Guarantor in respect of Subsidiary Guarantees) under the Notes and this Indenture (except those obligations referred to in the penultimate paragraph of this Section 8.1(b)) if all such Notes thereto authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment cash in United States dollars has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.6, or discharged from such trust) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if (i) either (x) pursuant to Article 3, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (y) all Notes have otherwise become due and payable hereunder, (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, cash in United States dollars in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such deposit to the payment of said principal, premium, if any, interest and Liquidated Damages, if any, with respect to the Notes; and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of
Article 10; (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which it is bound; (iv) the Company shall have paid all other sums payable by it hereunder; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company or any Guarantor.

         Notwithstanding the foregoing paragraph, the Company's (and any Guarantor's) obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 8.6 and
8.7 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Notes are not longer outstanding, the Company's obligations in Sections 7.7, 8.6 and 8.7 shall survive.

         After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations (and the obligations of any Guarantors in respect of Subsidiary Guarantees) under the Notes and this Indenture except for those surviving obligations specified above.

         SECTION 8.2    LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.1(a) hereof of the option applicable to this Section 8.2, the Company and the Guarantors, if any, shall be deemed to have been discharged from their obligations with respect to all outstanding Notes and Subsidiary Guarantees, if any, on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 8.2, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, solely from amounts deposited with the Trustee, as provided in
Section 8.4 hereof, (ii) the Company's and the Guarantors' obligations with respect to the Notes under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Company's obligations in connection therewith and (iv) this
Article 8.

         SECTION 8.3    COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.1(a) hereof of the option applicable to this Section 8.3, the Company and the Guarantors, if any, shall be released from their obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.18, 5.1 and 11.2 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(e) hereof but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.1 hereof of the option applicable to this Section 8.3, any event described in Sections 6.1(c) through 6.1(i) hereof shall not constitute Events of Default.

         SECTION 8.4    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to application of either Section
8.2 or Section 8.3 hereof to the outstanding Notes:

         (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this
Article 8 applicable to it), in trust (the "DEFEASANCE TRUST"), for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in United States dollars in an amount, or (b) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in United States dollars in an amount, or (c) a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest (including defaulted interest) and Liquidated Damages, if any, on the outstanding Notes and any other obligations owing to the Holders of the Notes, under the Notes or this Indenture on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Notes;

         (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time, as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d)no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds applied to such deposit) or, insofar as Section 6.1(h) or 6.1(i) hereof is concerned, at any time in the period ending on the 123rd day after the date of such deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company) (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) in the case of an election under either Section 8.2 or 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, (A) the trust funds will not be subject to any rights of holders of Indebtedness other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 123rd day following the deposit and assuming no Holder of the Notes is an insider of the Company, after the 123rd day following the deposit, as of the date of such opinion, the trust funds will not be subject to avoidance under
Section 547 of the United States Bankruptcy Code (or any successor provision thereto) and related judicial decisions or any other applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any United States or state law;

         (g) in the case of an election under either Section 8.2 or 8.3 hereof, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 hereof was not made by the Company with the intent of preferring the Holders of Notes over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company), each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.2 hereof or the Covenant Defeasance under Section 8.3 hereof (as the case may be) have been complied with as contemplated by this Section 8.4.

         SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "TRUSTEE") pursuant to Section 8.1(b) or Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company and the Guarantors, if any, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.1(b) or Section 8.4 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 8.6    REPAYMENT TO THE COMPANY.

         The Trustee shall promptly pay to the Company after request therefor any excess money held at such time in excess of amounts required to pay any of the Company's Obligations then owing with respect to the Notes.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 8.7    REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.1(b), Section
8.2 or Section 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors, if any, under this Indenture, the Notes and the Subsidiary Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1(b), Section 8.2 or Section 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.1(b), Section 8.2 or Section 8.3 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company or any Guarantor makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Note to receive such payment from the money held by the Trustee or Paying Agent.

                                      ARTICLE 9
                                      AMENDMENTS

         SECTION 9.1    WITHOUT CONSENT OF HOLDERS.

         The Company, any Guarantor and the Trustee, as applicable, may amend or supplement this Indenture, the Notes, and any Subsidiary Guarantee without the consent of any Holder:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption of the Company's obligations to Holders of the Notes under this Indenture or any Guarantor's obligations under its Subsidiary Guarantee in the case of a merger, consolidation or sale of assets involving the Company or such Guarantor, as applicable, pursuant to Article 5 or Article 11 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for Subsidiary Guarantees and any supplemental indenture required pursuant to Section 4.15 hereof) or that does not adversely affect the legal rights under this Indenture of any such Holder;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; and

         (f) to release a Guarantor in accordance with Section 11.4 hereof.

         Upon the request of the Company and any Restricted Subsidiary, in its capacity as a Guarantor, accompanied by a resolution of the Board of Directors of the Company or such Restricted Subsidiary, as applicable, authorizing the execution of any such amended or supplemental indenture and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company and any such Restricted Subsidiary in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture, or otherwise.

         SECTION 9.2    WITH CONSENT OF HOLDERS.

         Except as provided below in this Section 9.2, the Company, any Guarantor and the Trustee together may amend this Indenture, the Notes and any Subsidiary Guarantee with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of or a tender offer or exchange offer for Notes).

         Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company and any Guarantor, as the case may be, in the execution of such supplemental indenture unless such supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to

Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of or a tender offer or exchange offer for Notes) may waive any existing default or compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or waive any of the provisions with respect to the redemption of the Notes;

         (c) reduce the rate of or change the time for payment of interest on any Note;

         (d) waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Note;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages on the Notes;

         (g) waive a redemption payment with respect to any Note;

         (h) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes in a manner which adversely affects the Holders in any material respect;

         (i) except pursuant to Article 8 or pursuant to Section 11.4, release any Guarantor from its obligations under a Subsidiary Guarantee, or change any such Subsidiary Guarantee in any manner that would adversely affect the Holders in any material respect; or

         (j) make any change in the foregoing amendment and waiver provisions.

         SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to this Indenture or the Notes shall be set forth in an amendment or supplemental indenture that complies with the TIA as then in effect.

         SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or
(ii) such other date as the Company shall designate.

         SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

         SECTION 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and, subject to Section 7.1 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company or any Restricted Subsidiary in its capacity as a Guarantor, as applicable, approves it.

                                      ARTICLE 10
                                    SUBORDINATION

         SECTION 10.1   AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         SECTION 10.2   LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition by the Company or any of its Subsidiaries of any of the Notes for cash or property or otherwise, and until all Obligations with respect to Senior Debt are paid in full in cash or Cash Equivalents, any distribution to which the Holders would be entitled shall be made to the Holders of Senior Debt (except that Holders of the Notes may receive Permitted Junior Securities and payments made pursuant to Section 8.4 or Section 8.1(b)).

         (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 10.2(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt then due remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         (c) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in
Article 5 hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article 5 hereof.

         SECTION 10.3   NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

         If any default occurs and is continuing in the payment when due whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character shall be made by, or on behalf of, the Company or any other Person on its behalf with respect to any Obligations on the Notes, or to acquire any of the Notes for cash or property or otherwise (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust pursuant to Section 8.1(b) or Section 8.4). In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "DEFAULT NOTICE"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the Blockage Period), neither the Company nor any of its Subsidiaries shall (x) make any payment of any kind or character with respect to any Obligations on the Notes (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust pursuant to Section 8.4 or 8.1(b)) or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 180 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

         The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

         Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.2 or to pursue any rights or remedies hereunder.

         SECTION 10.4   [THIS SECTION INTENTIONALLY OMITTED.]

         SECTION 10.5   ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

         SECTION 10.6   WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 10.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amounts of Senior Debt held by such Holders) or their Representatives under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         SECTION 10.7   NOTICE BY THE COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article.

         SECTION 10.8   SUBROGATION.

         After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

         SECTION 10.9   RELATIVE RIGHTS.

         This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

         (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

         (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

         If the Company fails because of this Article to pay principal of or interest or Liquidated Damages, if any, on Notes on the due date, the failure is still a Default or Event of Default.

         SECTION 10.10  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

         SECTION 10.11  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

         SECTION 10.12  RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         SECTION 10.13  AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.9 hereof at least 30 days before the expiration of the time to file such claim, any Representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

         SECTION 10.14  AMENDMENTS.

         The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                      ARTICLE 11
                                SUBSIDIARY GUARANTEES

         SECTION 11.1   SUBSIDIARY GUARANTEES.

         The Company's Obligations under the Notes and this Indenture will be jointly and severally guaranteed by any Restricted Subsidiary (a "GUARANTOR") which is required to execute and deliver a supplemental indenture pursuant to
Section 4.15 hereof (the "SUBSIDIARY GUARANTEES"). Subject to the provisions of this Article 11, any such Guarantor will, jointly and severally, unconditionally guarantee, on an unsecured senior subordinated basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that: (i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption, offer to purchase or otherwise, and interest on the overdue principal of, premium, and interest and Liquidated Damages, if any, on the Notes and all other Obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise; and (iii) any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under any Subsidiary Guarantee will be paid. Failing payment when due of any amount so guaranteed for whatever reason, any Guarantor will be obligated (subject to any grace periods allowed pursuant to Section 6.1 hereof) to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to
Section 6.2 hereof. An Event of Default under this Indenture or the Notes shall constitute an event of default under any Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the Obligations of any Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. Any Guarantor will agree that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Guarantor. Any Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either or both of the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of its Obligations under the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor any amount paid by any such entity to the Trustee or such Holder, any Subsidiary Guarantee to the Notes, to the extent theretofore discharged, shall be reinstated in full force and effect. Any Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holder in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Any Guarantor will agree that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of such Subsidiary Guarantee. A Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holder under its Subsidiary Guarantee.

         The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purpose of the foregoing sentence, the Trustee and the Holders of Notes shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including
Article 10 hereof. In the event that the Trustee or any Holder shall have received any Guarantor payment that is prohibited by the foregoing sentence, such Guarantor payment shall be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full all Senior Debt.

         Each Holder of a Note by its acceptance thereof (a) agrees to and shall be bound by the provisions of this Section 11.1, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes.

         SECTION 11.2   WHEN A GUARANTOR MAY MERGE, ETC.

         No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving person), another corporation, Person or entity whether or not affiliated with such Guarantor unless:

         (a) the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Obligations of such Guarantor pursuant to a supplemental indenture in the form of Exhibit B hereto and under the Notes and this Indenture;

         (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

         (c) such Guarantor or any person formed by or surviving any such consolidation or merger, (A) will have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (B) would be permitted by virtue of the Company's Fixed Charge Coverage Ratio set forth in the first paragraph of Section 4.9 hereof to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness.

         The Guarantor shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, covering clauses (i) and (ii) (in the case of clause
(ii), to such counsel's knowledge), stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

         Notwithstanding the foregoing, (A) a Guarantor may consolidate with or merge with or into the Company; PROVIDED, HOWEVER, that the surviving corporation (if other than the Company) shall expressly assume by supplemental indenture complying with the requirements of this Indenture, the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on all of the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company and (B) a Guarantor may consolidate with or merge with or into any other Guarantor.

         SECTION 11.3   LIMITATION OF GUARANTOR'S LIABILITY.

         For purposes of this Article 11 and any Subsidiary Guarantee, each Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Guarantor hereunder and thereunder, but shall be limited to the least of (i) the aggregate amount of the obligations of the Company under the Notes and this Indenture or (ii) the amount, if any, which would not have (A) rendered such Guarantor "INSOLVENT" (as such term is defined in the federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

         SECTION 11.4   RELEASE OF A GUARANTOR.

         Concurrently with the payment in full of all of the Company's Obligations under the Notes and this Indenture (other than with respect to any indemnification obligations), each Guarantor shall be released from and relieved of its Obligations under this Article 11. In the event of a sale or other disposition of all of the assets of any Guarantor, which sale or other disposition is otherwise in compliance with the terms of this Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be automatically and unconditionally released and relieved of any obligations under its Subsidiary Guarantee. The Trustee shall deliver an appropriate instrument evidencing any such release under this Section 11.4 upon receipt of a request by the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.4. The provisions of Section 11.2 shall not apply to any merger or consolidation pursuant to which a Guarantor is released from its Obligations under this 11.4.

                                      ARTICLE 12

                                    MISCELLANEOUS

         SECTION 12.1   TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

         SECTION 12.2   NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), or sent by telex, telecopier or overnight air courier guaranteeing next Business Day delivery, to the other's address:

         If to the Company:

         CapStar Hotel Company
         1010 Wisconsin Avenue, N.W.
         Suite 650
         Washington, D.C.  20007
         Attention:  John Emery, Chief Financial Officer
         Telecopier No.:  (202) 965-4445

         With a copy to:

         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, NY  10019-6064
         Attention:  Richard S. Borisoff, Esq.
         Telecopier No.:  (212) 373-2523

         If to the Trustee:

         IBJ Schroder Bank and Trust Company
         1 State Street
         New York, NY  10004

         Attention:  Corporate Trust Department
         Telecopier No.:  (212) 858-2952

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

         Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed or given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         SECTION 12.3   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 12.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

         SECTION 12.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.4 and TIA Section 314(a)(4)) shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

         SECTION 12.6   RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 12.7   LEGAL HOLIDAYS.

         A "LEGAL HOLIDAY" is a Saturday, a Sunday, or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         SECTION 12.8   RECOURSE AGAINST OTHERS.

         No director, officer, partner, employee, agent, manager, stockholder, incorporator or other Affiliate, as such of the Company or of a Guarantor, if any, shall have any liability for any obligations of the Company or any Guarantor under the Notes, or this Indenture or a Subsidiary Guarantee, if any, or for any claim based upon, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive or release liabilities under the federal securities laws.

         SECTION 12.9   DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

         SECTION 12.10  GOVERNING LAW.

         The internal law of the State of New York shall govern and be used, without reference to its choice of law principles (other than Sec. 5-1401 of the General Obligation Law), to construe this Indenture, the Notes and Subsidiary Guarantee.

         SECTION 12.11  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.12  SUCCESSORS.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 12.13  SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.14  COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 12.15  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first written above.

                                       SIGNATURES

                                       CAPSTAR HOTEL COMPANY,


                                       By: /s/ William H. Reynolds
                                          -----------------------------
                                          Name: Wiiiliam H. Reynolds
                                          Title: Senior Vice President


                                            IBJ SCHRODER BANK & TRUST COMPANY,
                                            as Trustee


                                       By: /s/ Luis Perez
                                          -----------------------------
                                       Name: Luis Perez
                                       Title: Assistant Vice President


                                      EXHIBIT A

                                    (Face of Note)


         ____% [Series A] [Series B] Senior Subordinated Note due ____

    FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL
REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS    % OF
ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS           , [19  ][20  ], [AND] THE
YIELD TO MATURITY IS     % [THE METHOD USED TO DETERMINE THE YIELD IS      AND
THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF
      , [19  ][20  ]  TO [19  ][20  ], IS    % OF THE PRINCIPAL AMOUNT OF THIS
SECURITY].


No.                                                                 $___________

                                CAPSTAR HOTEL COMPANY


promises to pay to _____________, or registered assigns, the principal sum of __________________ Dollars on __________, ____.

         Interest Payment Dates:  ________ __ and ______ __

         Record Dates:  ________ __ and ______ __

                                  Dated:

                                  CAPSTAR HOTEL COMPANY

                                  By: ____________________________
                                  Name:
                                  Title:

Trustee's Certificate of Authentication:

This is one of the [Global] Notes
referred to in the within-
mentioned Indenture:

IBJ Schroder Bank & Trust Company,
as Trustee

By _____________________________
   Authorized Signatory

                                    (Back of Note)

_____% [Series A] [Series B] Senior Subordinated Note due ____

                                          of

                                CapStar Hotel Company


THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM, EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (DTC), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH

OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. CapStar Hotel Company, a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this _____% [Series A] [Series B] Senior Subordinated Note due ____ (the "NOTE") at the rate and in the manner specified below.

         The Company shall pay interest on the principal amount of this Note in cash at the rate per annum shown above and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on each ________ __ and ______ __ commencing ________ __, 199_, or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next succeeding Business Day (each an "INTEREST PAYMENT DATE").

         Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months for the actual number of days elapsed. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Note. To the extent lawful, the Company shall pay interest on overdue principal and premium at the rate of 1% per annum in excess of the then applicable interest rate on this Note; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the _________ and _________ next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal and premium, if any, and interest and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, IBJ Schroder Bank & Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, any Guarantor or any other of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of August 19, 1997 (the "INDENTURE") between the Company, as issuer, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes.

         5. OPTIONAL REDEMPTION. On or after ______ __, ____, the Company may redeem all or any portion of the Notes, at any time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on ______ __ of the years indicated below:

YEAR                                                                  PERCENTAGE
----                                                                  ----------

2002...................................................................._______%
2003...................................................................._______%
2004...................................................................._______%
2005 and thereafter....................................................._______%

         Notwithstanding the foregoing, prior to ______ __, 2000, the Company may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of its common equity (a "PUBLIC EQUITY OFFERING") (within 60 days of the consummation of any such Public Equity Offering), up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to _______% of the principal amount of such Notes plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date; PROVIDED, HOWEVER, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption.

         [In addition, the Company, at its option, at any time prior to ______ ____, may redeem the Notes, in whole or in part (if in part, by lot or such other method as the Trustee shall deem fair or appropriate) at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.]

         6. OFFERS TO PURCHASE. Subject to the Company's obligation to make an offer to purchase Notes in connection with Asset Sales and a Change of Control (as described in the Indenture), the Company has no mandatory redemption or sinking fund obligations with respect to the Notes. Notice of any such offer to purchase will be given as provided in the Indenture. Holders of Notes that are the subject of an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and taking certain other actions, all as set forth in the Indenture.

         7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         8. SUBORDINATION. The Notes and the Subsidiary Guarantees, if any, are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes and the Subsidiary Guarantees may be paid. The Company agrees, and each Holder by accepting a Note and any Subsidiary Guarantee agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 of principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required to exchange or register the Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 of the Indenture and ending at the close of business on the day of selection, or to exchange or register any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or to exchange or register a Note between a record date and the next succeeding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. The Change of Control and Asset Sale purchase features of the Notes may not be amended or waived without the consent of at least 66 2/3% in principal amount of the Notes then outstanding. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to comply with Section 5.1, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes under the Indenture or any Guarantor's Obligations under its Subsidiary Guarantee in the case of a merger, consolidation or sale of assets involving the Company or such Guarantor, as applicable, pursuant to Article 5 or Article 11 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for Subsidiary Guarantees and any supplemental indenture required pursuant to Section 4.15 of the Indenture) or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA and to release a Guarantor in accordance with the Indenture.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Assets Sale Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any Restricted Subsidiary to comply with Section 5.01 of the Indenture; (iv) failure by the Company or any Guarantor for 60 days in the performance of any other covenant, warranty or agreement in the Indenture or the Notes after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee from Holders of at least 25% in principal amount of the Notes then outstanding; (v) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of Non-Recourse Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of the lesser of (A) 10% of the total assets of the Company and its Restricted Subsidiaries measured as of the end of the Company's most recent fiscal quarter for which internal financial statements are available immediately prior to the date on which such default occurred, determined on a pro forma basis and (B) $50 million, and such failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Non-Recourse Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company or such Restricted Subsidiary of notice of such acceleration); (vi) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary of the Company and such failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 10-day period described above has passed, aggregates $10.0 million or more at any time; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments rendered against them (other than judgment liens without recourse to any assets or property of the Company or any of its Restricted Subsidiaries other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (other than any judgments as to which a reputable insurance company has accepted full liability); (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns), or any Person acting on behalf of such Guarantor (or its successors or assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Subsidiary Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any of the Company's Subsidiaries that would constitute a Significant Subsidiary or any group of the Company's Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any of its Subsidiary that would constitute a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary or any Guarantor, all outstanding Notes will become due and payable without further action or notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any acceleration with respect to the Notes and its consequences. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

         13. GUARANTEES OF NOTES. Payment of principal, premium, if any, and interest and Liquidated Damages, if any, (including interest on overdue principal and overdue interest, if lawful) on the Notes will be unconditionally guaranteed by the Guarantors, if any, pursuant to, and subject to the terms of,
Article 11 of the Indenture.

         14. SECURITY. The Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company.

         15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive or release liabilities under the federal securities laws.

         16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. [SERIES A NOTES] REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement (as defined in the Indenture), and subject to certain terms and conditions stated therein, the Company will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Notes shall have the right to exchange this Note for Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respect to the Note. In certain circumstances, and subject to certain terms and conditions, Holders of the Notes shall have the right to receive liquidated damages if the Company shall have failed to fulfill its obligations under the Registration Rights Agreement.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

              CapStar Hotel Company
              1010 Wisconsin Avenue, N.W.
              Suite 650
              Washington, D.C.  20007
              Attention:  John Emery,
                          Chief Financial Officer
              Telecopier No.:  (202) 965-4445

                                   Assignment Form

                 To assign this Note, fill in the form below: (I) or
                        (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                 (Insert assignee's Social Security or tax I.D. No.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                (Print or type assignee's name, address and zip code)

and irrevocably appoint       ________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________________

                        Your Signature:     ___________________________
                        (Sign exactly as your name appears on the face of this Note)

                        Signature Guarantee:*    ______________________


--------------------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                          OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

         [ ] Section 4.10         [ ] Section 4.14

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $___________

Date:                        Your Signature:
                             (Sign exactly as your name appears on the Note)

                             Tax Identification No:____________

                             Signature Guarantee:*/____________


------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                Transfer and Exchange

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) March 26, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                      Check One

    (1)  ___  to the Company or a subsidiary thereof; or

    (2) ___ pursuant to and in compliance with Rule 144A under the Securities Act; or

    (3) ___ to an institutional "ACCREDITED INVESTOR" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

    (4) ___ outside the United States to a "FOREIGN PERSON" in compliance with Rule 904 of Regulation S under the Securities Act; or

    (5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

    (6) ___ pursuant to an effective registration statement under the Securities Act; or

    (7) ___ pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated: ___________ Signed:_________________________________
                             (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:________________________________________

                 TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________   Signed:_________________________
                                    NOTICE: To be executed
                                    by an executive officer

                     SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES

         The following exchanges of a part of this Global Note for Certificated Notes have been made:

                      Amount of                               Principal Amount
                     decrease in       Amount of increase    of this Global Note       Signature of
                      Principal           in Principal         following such       authorized officer
                      Amount of          Amount of this           decrease          of Trustee or Note
Date of Exchange   this Global Note        Global Note          (or increase)            Custodian
----------------   ----------------    ---------------          -------------            ---------




                                      EXHIBIT B

                            FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE

         This "SUPPLEMENTAL INDENTURE", dated as of ________, between _________________ (the "GUARANTOR"), a subsidiary of CapStar Hotel Company, a Delaware corporation (the Company), and IBJ Schroder Bank & Trust Company, as trustee under the indenture referred to below (the "TRUSTEE").

                                 W I T N E S S E T H

         WHEREAS, the Company, a Delaware corporation, has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of August 19, 1997, providing for the issuance of up to an aggregate principal amount of $200,000,000 of _____% Senior Subordinated Notes due ____ (the "NOTES");

         WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and to be bound by all other applicable provisions of the Indenture. The obligations of the Guarantor hereunder shall be junior and subordinated to the Senior Debt of such Guarantor in the manner and to the extent set forth in
Article 11 of the Indenture.

         3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver or release may not be effective to waive or release liabilities under the federal securities laws.

         4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

         5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:____________, ____

[Guarantor]

By: ____________________________
Name:
Title:

IBJ Schroder Bank & Trust Company,
as Trustee

By: _____________________________
Name:
Title:

                                      EXHIBIT C

                              Form of Certificate To Be
                             Delivered in Connection with
                      Transfers to Non-QIB Accredited Investors

IBJ Schroder Bank & Trust Company
1 State Street
New York, NY  10004

Attention:  Corporate Trust Department

              Re:  CapStar Hotel Company
                   _____% Senior Subordinated Notes due ____

Ladies and Gentlemen:

         In connection with our proposed purchase of _____% Senior Subordinated Notes due ____ (the "NOTES") of CapStar Hotel Company (the "COMPANY"), we confirm that:

         1. We have received a copy of the Final Memorandum (the "FINAL MEMORANDUM"), dated ______ __, 1997 relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages A-1 and A-2 of the Final Memorandum and in the section entitled "NOTICE TO INVESTORS" of the Final Memorandum including the restrictions on duplication and circulation of the Final Memorandum.

         2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Final Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

         3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is three years after the original issuance of the Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "QUALIFIED INSTITUTIONAL BUYER" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "ACCREDITED INVESTOR" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "NOTICE TO INVESTORS" of the Final Memorandum.

         5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         6. We are an institutional "ACCREDITED INVESTOR" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

         7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "ACCREDITED INVESTOR") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereto to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,



                                       By:
                                          --------------------------
                                          Name:

                                      EXHIBIT D

                         Form of Certificate To Be Delivered
                             in Connection with Transfers
                               Pursuant to Regulation S

IBJ Schroder Bank & Trust Company
1 State Street
New York, New York
Attention:  Corporate Trust Department

                   Re:  CapStar Hotel Company
                        (the Company) _____% Senior Subordinated Notes due ____ (the "NOTES")

Ladies and Gentlemen:

         In connection with our proposed sale of $____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

         1. the offer of the Notes was not made to a Person in the United
    States;

         2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
    (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         5. we have advised the transferee of the transfer restrictions applicable to the Notes.






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

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       By:
                                          ------------------------------
                                          Authorized Signature















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